EX 10.300

CHANGE IN TERMS AGREEMENT

04-30-2024
Principal $9,444,500.00	Loan DateMaturity 06-19-2019 01-01-2025	Loan No	Call/ Coll 8100	Account	Officer 488	Initials

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Borrower:LF3 Eagan, LLC

LF3 Eagan TRS, LLC

1635 43rd Street South, Suite 205

Fargo, ND 58103

Lender:Western State Bank

West Fargo

P.O. Box 617

755 13th Ave E

West Fargo, ND 58078

Principal Amount: $9,444,500.00Date of Agreement: March 19, 2025

DESCRIPTION OF EXISTING INDEBTEDNESS.Promissory Note number 4011906 dated June 19, 2019 in the original amount of

$9,444,500.00 (Draw Down Line of Credit) with a current principal balance of $8,672,346.66.

DESCRIPTION OF CHANGE IN TERMS.

1.CHANGE OF MATURITY DATE. Extend the maturity date of the above listed Promissory Note from January 1, 2025 to March 31, 2025 at which time all outstanding principal plus all accrued unpaid interest will be due.
2.	CHANGE OF INTEREST RATE. The interest rate will change from fixed at 4.60% to fixed at 9.50% effective the date of this agreement.
3.CONDITIONS PRECEDENT. As a Condition Precedent to the effectiveness of this Change in Terms Agreement, Borrower agrees to pay lender a processing fee of $2,500.00, modification recording fee of $51.00, legal services fee of $292.50, the January 1, 2025 payment due of

$66,866.18 plus real estate escrow of $13,382.17, the February 1, 2025 payment due of $79,365.00 plus real estate escrow of $13,382.17 and the March 1, 2025 payment due of $79,365.00 plus real estate escrow of $13,382.17.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

EX 10.300

Loan No:

(Continued)Page 2

PRIOR TO SIGNING THIS AGREEMENT, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. EACH BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

CHANGE IN TERMS SIGNERS:

LF3 EAGAN, LLC

LODGING FUND REIT Ill OP, LP, Sole Member of LF3 EAGAN, LLC

By: /s/ Norman H. Leslie

Norman H. Leslie, Chief Executive Officer/Chief

Investment Officer/President/Secretary/Treasurer of Lodging Fund REIT Ill OP, LP

LF3 EAGAN TRS, LLC

LODGING FUND REIT Ill TRS, Inc., Sole Member of LF3 EAGAN TRS, LLC

By: /s/ Norman H. Leslie

Norman H. Leslie, Vice President/Treasurer of

Lodging Fund REIT Ill TRS, Inc.

LODGING FUND REIT Ill TRS, Inc.

By: /s/ Norman H. Leslie

Norman H. Leslie, Vice President/Treasurer of

Lodging Fund REIT Ill TRS, Inc.

LODGING FUND REIT Ill OP, LP

By: /s/ Norman H. Leslie

Norman H. Leslie, Chief Executive Officer/Chief

Investment Officer/President/Secretary/Treasurer of Lodging Fund REIT Ill OP, LP

LENDER:

WESTERN STATE BANK

X /s/ Matthew Oachs

Matthew Oachs, Market President